                                                                    EXHIBIT 99.1





CONTACT:  Michael Berman                                   FOR IMMEDIATE RELEASE
          (312) 279-1496                                   April 17, 2006


                        ELS REPORTS FIRST QUARTER RESULTS
                        ---------------------------------
                               SOLID CORE RESULTS
                  CONSENTS TO THOUSAND TRAILS' OWNERSHIP CHANGE

         CHICAGO, IL -Equity LifeStyle Properties, Inc. (NYSE: ELS) announced results for the quarter ended March 31, 2006.

     a)  Financial Results

         For the first quarter of 2006, Funds From Operations ("FFO") were $27.5 million or $0.91 per share on a fully diluted basis, compared to $25.3 million or $0.85 per fully diluted share for the same period in 2005. Net income available to common stockholders totaled $10.1 million or $0.42 per fully diluted share for the quarter ended March 31, 2006. This compares to net income available to common stockholders of $8.7 million or $0.37 per fully diluted share for the first quarter of 2005. First quarter 2005 results include approximately $125,000 of FFO and $86,000 of net income from Five Seasons, a property sold in November 2005. See the attachment to this press release for reconciliation of FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

     b)  Portfolio Performance

         First quarter 2006 property operating revenues were approximately $90.4 million, compared to $85.2 million in the first quarter of 2005. For the three months ended March 31, 2006, our Core(1) properties' operating revenues increased approximately 4.0 percent, while operating expenses increased approximately 5.0 percent, over the same period in 2005. Net Core income from property operations increased approximately 3.3 percent over the same period last year.

         For the quarter ended March 31, 2006, the Company had 132 new home sales (excluding 14 third-party dealer sales), an approximate 12 percent increase over the quarter ended March 31, 2005. Gross revenues from home sales were approximately $11.9 million for the quarter ended March 31, 2006, compared to approximately $10.2 million for the quarter ended March 31, 2005. Our net income from sales operations was approximately $1.6 million for both quarters of comparison.




---------------------------
(1)  Properties we owned for the same period in both years.

         Our acquisitions contributed approximately ($0.01) per share of fully diluted FFO in the first quarter of 2006.

     c)  Thousand Trails Transaction

         On April 14, 2006, Privileged Access acquired our tenant, Thousand Trails. Under the terms of the lease with Thousand Trails, the Company consented to the ownership change. In addition, the Company waived an existing right of first offer due to the relatively accelerated timing of the transaction and the lack of definitive guidance regarding the tax treatment of gross income from membership contracts for REIT gross income test purposes. Thousand Trails generates approximately $100 million in annual revenue principally related to its member contracts. In connection with the transaction, the Company acquired two additional properties for $10 million, purchased by Thousand Trails subsequent to the initial sale-leaseback transaction and amended the lease to include those properties for a total of 59 properties. The amended terms include, among other provisions, an increase in the annual fixed rent to approximately $17.5 million, (subject to annual CPI escalations beginning on January 1, 2007) and an increase in the cash reserves held for the benefit of the Company from approximately $3 million, to in excess of $12 million. The remaining term of the amended lease is approximately 14 years, with two five-year renewals, at the option of Thousand Trails.

         The Company also entered into an option, subject to certain contingencies, to acquire Thousand Trails beginning in April of 2009. One of the option contingences requires the Company to obtain assurance regarding the qualification of the income from membership contracts for REIT income test purposes. In order to facilitate the closing of the transaction, the Company lent Privileged Access approximately $12 million at an interest rate of prime plus 1.5 percent, maturing in one year and secured by approximately $17 million of Thousand Trails membership sales contract receivables. The Company financed the acquisition of the properties and the loan with a draw from its existing lines of credit.

     d)  Asset-related Transactions

         We currently have six all-age properties held for disposition and are in various stages of negotiations for sale of same. We plan to reinvest our sale proceeds or reduce our outstanding lines of credit with the sale proceeds. During the second quarter of 2006, we expect to exchange two of these all-age properties located in Indiana, containing 495 sites, plus $5 million for seven lifestyle oriented properties with 1,594 sites including 950 acres of developable expansion land. The seven properties are located in Florida, New York, North Carolina, South Carolina, Michigan, Kentucky and Alabama. It is anticipated that resort sites that service an existing member base in excess of 7,000 active members will be leased to Privileged Access.

         During the quarter ended March 31, 2006, we acquired 11 properties that were previously subject to a $30 million mezzanine investment. The properties contain 5,057 sites on 770 acres. This portfolio contains seven resort properties and four manufactured home communities located in Arizona (5), Florida (4), North Carolina (1) and South Carolina (1). The purchase price was approximately $105 million and there is approximately $73 million of individual first mortgage loans, with a weighted average interest rate of approximately
5.72 percent and a weighted average maturity of ten years.

     e)  Balance Sheet

         Our average long-term secured debt balance was approximately $1.5 billion for the quarter ended March 31, 2006, with a weighted average interest rate of approximately 6.0 percent per annum. Our unsecured debt balance currently consists of $100 million outstanding on a $120 million term loan with a fixed interest rate of approximately 6.6 percent per annum, and approximately $39 million outstanding on our lines of credit, which have a current availability of approximately $121 million. Interest coverage was approximately
2.3 times in the quarter ended March 31, 2006.

     f)  Guidance

         ELS management projects 2006 fully diluted FFO per share to be in the range of $2.70 - $2.80. This guidance has been impacted by an increase in insurance premiums, additional resources commensurate with our growth and the transactions noted herein. Management expects our Core property operating revenues to increase approximately 4 percent. Overall, we expect Core net operating income to grow approximately 3.5 percent. We make no assumptions concerning future acquisitions.

         Factors impacting this guidance include i) the mix of site usage within our portfolio; ii) our yield management on short-term resort sites; iii) scheduled or implemented rate increases; and iv) occupancy changes. Results for 2006 also may be impacted by, among other things i) continued competitive housing options and new home sales initiatives impacting occupancy levels at certain properties; ii) variability in income from home sales operations, including anticipated expansion projects; iii) potential effects of uncontrollable factors such as hurricanes; iv) potential acquisitions, investments and dispositions; and v) Rent Control Initiatives and other legal defense costs. Quarter-to-quarter results during the year are impacted by seasonality at certain of the properties.

         This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial markets volatility; in the all-age Properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing; our ability to maintain rental rates and occupancy with respect to Properties currently owned or pending acquisitions; our assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in our filings with the SEC. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. ELS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

         Equity LifeStyle Properties, Inc. owns or has an interest in 290 quality properties in 28 states and British Columbia consisting of 107,670 sites. We are a self-administered, self-managed, real estate investment trust
(REIT) with headquarters in Chicago.

         A live webcast of Equity LifeStyle Properties, Inc.'s conference call discussing these results will be available via our website in the Investor Info section at www.equitylifestyle.com at 10:00 a.m. Central Time on April 18, 2006. The conference call will not have any prerecorded remarks and will be limited to questions and answers from interested parties.

                                       ###
         Tables follow

                        EQUITY LIFESTYLE PROPERTIES, INC.
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)

                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)


                                                                 QUARTERS ENDED
                                                           MARCH 31,        MARCH 31,
                                                             2006             2005
                                                           --------         --------
PROPERTY OPERATIONS(1):
  Community base rental income..........................   $ 55,330         $ 52,919
  Resort base rental income.............................     26,908           24,571
  Utility and other income..............................      8,144            7,698
                                                           --------         --------
     Property operating revenues........................     90,382           85,188

  Property operating and maintenance....................     27,717           26,294
  Real estate taxes.....................................      6,598            6,160
  Property management...................................      4,852            3,649
                                                           --------         --------
     Property operating expenses........................     39,167           36,103
                                                           --------         --------
     Income from property operations....................     51,215           49,085

HOME SALES OPERATIONS:
  Gross revenues from inventory home sales..............     11,933           10,237
  Cost of inventory home sales..........................    (10,311)          (8,947)
                                                           --------         --------
     Gross profit from inventory home sales.............      1,622            1,290
  Brokered resale revenues, net.........................        657              604
  Home selling expenses.................................     (2,474)          (2,038)
  Ancillary services revenues, net......................      1,803            1,723
                                                           --------         --------
     Income from home sales and other...................      1,608            1,579

OTHER INCOME AND EXPENSES:
  Interest income.......................................        285              371
  Income from other investments, net....................      4,504            4,049
  Equity in income of unconsolidated joint ventures.....      1,751            1,143
  General and administrative............................     (3,223)          (2,870)
  Rent control initiatives..............................        (94)            (570)
                                                           --------         --------
     Operating income (EBITDA)..........................     56,046           52,787

  Interest and related amortization.....................    (24,625)         (24,999)
  Income from discontinued operations...................        244              619
  Depreciation on corporate assets......................       (109)            (216)
  Income allocated to Preferred OP Units................     (4,030)          (2,856)
                                                           --------         --------
     FUNDS FROM OPERATIONS (FFO)........................   $ 27,526         $ 25,335

  Depreciation on real estate and other costs...........    (14,374)         (13,498)
  Depreciation on unconsolidated joint ventures.........       (447)            (426)
  Depreciation on discontinued operations...............        ---             (329)
  Income allocated to Common OP Units...................     (2,643)          (2,373)
                                                           --------         --------
     NET INCOME.........................................   $ 10,062         $  8,709
                                                           ========         ========

NET INCOME PER COMMON SHARE - BASIC.....................   $   0.43         $   0.38
NET INCOME PER COMMON SHARE - FULLY DILUTED.............   $   0.42         $   0.37
                                                           --------         --------

FFO PER COMMON SHARE - BASIC............................   $   0.93         $   0.86
FFO PER COMMON SHARE - FULLY DILUTED....................   $   0.91         $   0.85
                                                           --------         --------

Average Common Shares - Basic...........................     23,331           22,974
Average Common Shares and OP Units - Basic..............     29,538           29,309
Average Common Shares and OP Units - Fully Diluted......     30,180           29,878
                                                           --------         --------


--------------------------
(1) Certain reclassifications have been made to prior periods in order to conform with current period presentation.

                        EQUITY LIFESTYLE PROPERTIES, INC.
                                   (UNAUDITED)

                                                    AS OF                AS OF
                                                  MARCH 31,           DECEMBER 31,
TOTAL SHARES AND OP UNITS OUTSTANDING:              2006                  2005
                                                  ----------          ------------
Total Common Shares Outstanding...........        23,378,634           23,295,956
Total Common OP Units Outstanding.........         6,202,471            6,207,471

SELECTED BALANCE SHEET DATA:                     MARCH 31,            DECEMBER 31,
                                                   2006                  2005
                                            (amounts in 000s)      (amounts in 000s)
                                            ------------------     ------------------
Total real estate, net....................    $    1,874,514         $    1,774,242
Cash and cash equivalents.................    $           24         $          610
Total assets (1)..........................    $    2,020,217         $    1,948,874

Mortgage notes payable....................    $    1,572,898         $    1,500,581
Unsecured debt............................    $      118,600         $      137,700
Total liabilities.........................    $    1,765,930         $    1,706,979
Minority interest.........................    $      211,906         $      209,379
Total stockholders' equity................    $       42,381         $       32,516


          MANUFACTURED HOME SITE RENT AND                 QUARTERS ENDED
          OCCUPANCY AVERAGES:                       MARCH 31,       MARCH 31,
                                                       2006            2005
                                                   ------------    ------------
          Total Sites...........................       42,990          42,737
          Occupied Sites........................       38,797          38,739
          Occupancy %...........................        90.2%           90.6%
          Monthly Base Rent Per Site............   $   475.38      $   455.34
          Core* Monthly Base Rent Per Site......   $   475.95      $   455.34


(*) Represents rent per site for properties owned in both periods of comparison.


                                                            QUARTERS ENDED
          HOME SALES (2):                             MARCH 31,        MARCH 31,
          ($ in thousands)                              2006             2005
                                                     -----------     ------------
          New Home Sales Volume (3)...............          146             127
          New Home Sales Gross Revenues...........   $   11,337      $    9,603

          Used Home Sales Volume..................           76              46
          Used Home Sales Gross Revenues..........   $      596      $      634

          Brokered Home Resale Volume.............          367             369
          Brokered Home Resale Revenues, net......   $      657      $      604

(1) Includes hurricane related costs recoverable from insurance providers of approximately $3.5 million.
(2) Results of continuing sales operations.
(3) Quarters ended March 31, 2006 and 2005 include 14 and nine third-party dealer sales, respectively.

                        EQUITY LIFESTYLE PROPERTIES, INC
                                   (UNAUDITED)

ANNUAL REVENUE RANGES:

                              TOTAL SITES AS       TOTAL SITES AS
                               OF MARCH 31,        OF DECEMBER 31,              APPROXIMATE ANNUAL
                                   2006                 2005                    REVENUE RANGE (1)
                            (ROUNDED TO 000s)     (ROUNDED TO 000s)         2006                 2005
                            ----------------      -----------------   ---------------    -------------------
Community sites (2) ......           46,200               44,900      $5,700 - $5,800      $5,700 - $5,800(3)
Resort sites:
  Annuals ................           18,700               15,500      $3,000 - $3,200      $3,000 - $3,200
  Seasonal ...............            8,000                8,000      $1,900 - $2,000      $1,900 - $2,000
  Transient ..............            7,000                6,500      $2,600 - $2,800      $2,600 - $2,800
  Thousand Trails (4).....           17,900               17,900
Joint Ventures (5)........            8,500               13,500
                                    -------              -------
                                    106,300              106,300
                                    =======              =======

(1)  All ranges exclude utility and other income.
(2)  Includes 2,076 sites from discontinued operations.
(3) Based on occupied sites, including discontinued properties. Average occupancy as of 3/31/06 was approximately 90.2%.
(4) 17,911 sites are reserved for Thousand Trails members pursuant to a sale-leaseback agreement with Thousand Trails Operations Holding Company, L.P. with an annual rent of $16.5 million.
(5) Joint venture income is included in Equity in income from unconsolidated joint ventures.

          FUNDS AVAILABLE FOR DISTRIBUTION (FAD):                         QUARTERS ENDED
                                                                     MARCH 31,        MARCH 31,
                                                                       2006             2005
                                                                     --------         --------
          Funds from operations .................................    $ 27,526         $ 25,335
          Non-revenue producing improvements to real estate .....      (2,659)          (2,289)
                                                                     --------         --------
               Funds available for distribution .................    $ 24,867         $ 23,046
                                                                     ========         ========

          FAD per Common Share - Basic ..........................    $   0.84         $   0.79
          FAD per Common Share - Fully Diluted ..................    $   0.82         $   0.77
                                                                     --------         --------

          EARNINGS AND FFO PER SHARE GUIDANCE:                             FULL YEAR 2006
                                                                        LOW             HIGH
                                                                     ---------        --------
          Projected net income per common share - fully diluted..... $   0.61         $   0.69
          Projected depreciation and amortization...................     1.93             1.93
          Projected income allocated to Common OP Units.............     0.16             0.18
                                                                     ---------        --------
          Projected FFO available to common stockholders............ $   2.70         $   2.80
                                                                     =========        ========

         "Funds from Operations ("FFO") is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), to be an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

         FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Funds available for distribution ("FAD") is a non-GAAP financial measure. FAD is defined as FFO less non-revenue producing capital expenditures. Investors should review FFO and FAD, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. FFO and FAD do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions."